EXHIBIT 23.3

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated June 7, 2017, relating to financial statements of 42 West, LLC, appearing in the Current Report on Form 8-K/A filed by Dolphin Entertainment, Inc. on June 9, 2017.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

New York, New York

February 2, 2018